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                                    FORM 8-K
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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
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                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



  Date of Report (date of earliest event Reported)     December 19, 1997
                                                  ---------------------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        1-1098                        13--1594808
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(State of other jurisdiction            (Commission                   (IRS Employer
of incorporation)                       File Number)                Identification No.)
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          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 295-0300
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Item 5.  Other Events

                 Information contained in a News Release dated December 19,
1997, is incorporated herein by reference.
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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       The Columbia Gas System, Inc.
                                       -----------------------------
                                                (Registrant)




                                       By     /s/J. W. Grossman
                                         ------------------------------
                                                Vice President &
                                                Controller

Date: December 23, 1997
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For Immediate Release                                 Contact: John H. Jennrich
December 19, 1997                                                (703) 295-0423




                           COLUMBIA GAS ENTERS MARKET
                        FOR BUYING, SELLING ELECTRICITY

         RESTON, Va., Dec. 19 -- The Columbia Gas System today announced that it has begun marketing electricity in addition to natural gas. Columbia said it began electricity trading today.

         Columbia, through subsidiary Columbia Energy Services, has been marketing natural gas for several years. Columbia Energy also will be the unit that trades electricity contracts and markets electricity to retail customers.

         "With electric wholesale markets opening and the retail markets expected to open, a number of our customers are looking to Columbia Energy for electricity," said Oliver G. Richard III, chairman, CEO and president of Columbia Gas System. "It is possible these days to buy and sell electricity without owning power generation plants and transmission lines. While Columbia has modest assets in independent power plants through another subsidiary, this is not the same as being fully engaged in power marketing. Thus, Columbia
Energy is entering the wholesale market directly, and will do the same when the retail markets open."

         Paul J. Feldman, president and CEO of Columbia Energy, said that his company already has begun staffing its wholesale power group, and has experienced traders in place. "Initially, the majority of our transactions will be in the mid-Atlantic area, which is where Columbia has its greatest knowledge of the market," Feldman said.

         The natural gas and electricity markets are valued at approximately
$300 billion a year, with electricity being about twice the size of the gas market.

         Columbia Energy and its subsidiaries provide natural gas, electricity and energy-management products and services to a diverse customer base, including cogenerators, local gas distribution companies, industrial plants, commercial businesses, joint marketing partners and individual homeowners.
Columbia Energy is the nonregulated marketing subsidiary of Columbia Gas
System.

         The Columbia Gas System, located in Reston, Va., is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel
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management services and electric power generation.  Columbia companies, directly or indirectly, serve more than 7 million natural gas customers - 12 percent of the nation's total -- in 15 states and the District of Columbia.

         Information about the Columbia Gas System is available on the World
Wide Web at http://www.columbiaenergy.com.  Columbia stock trades on the New
York Stock Exchange under the symbol CG.

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